April 6, 2018

Northern Lights Fund Trust

80 Arkay Drive

Hauppauge, NY 11788

Dear Sir/Madam:

This letter is in response to your request for our opinion in connection with the filing of Post-Effective Amendment No. 1,077 to the Registration Statement, File Nos. 333-122917 and 811-21720 (the “Registration Statement”), of Northern Lights Fund Trust (the “Trust”), a Delaware statutory trust.

We have examined a copy of the Trust’s Agreement and Declaration of Trust, the Trust’s By-laws, the Trust’s record of the various actions by the Trustees thereof, and all such agreements, certificates of public officials, certificates of officers and representatives of the Trust and others, and such other documents, papers, statutes and authorities as we deem necessary to form the basis of the opinion hereinafter expressed. We have assumed the genuineness of the signatures and the conformity to original documents of the copies of such documents supplied to us as copies thereof.

Based upon the foregoing, we are of the opinion that, after Post-Effective Amendment No. 1,077 is effective for purposes of applicable federal and state securities laws, the shares of each fund listed on the attached Exhibit A (the “Funds”), if issued in accordance with the then current Prospectus and Statement of Additional Information of the applicable Fund, will be legally issued, fully paid and non-assessable.

The opinions expressed herein are limited to matters of Delaware statutory trust law and United States Federal law as such laws exist today; we express no opinion as to the effect of any applicable law of any other jurisdiction. We assume no obligation to update or supplement our opinion to reflect any facts or circumstances that may hereafter come to our attention, or changes in law that may hereafter occur.

We hereby give you our permission to file this opinion with the Securities and Exchange Commission as an exhibit to Post-Effective Amendment No. 1,077 to the Registration Statement. This opinion may not be filed with any subsequent amendment, or incorporated by reference into a subsequent amendment, without our prior written consent. This opinion is prepared for the Trust and its shareholders, and may not be relied upon by any other person or organization without our prior written approval.

Very truly yours,

/s/ THOMPSON HINE LLP

THOMPSON HINE LLP

AJD/JMS

EXHIBIT A

1.	13D Activist Fund
2.	AlphaCore Absolute Fund
3.	AlphaCore Statistical Arbitrage Fund
4.	Altegris/AACA Opportunistic Real Estate Fund
5.	Altegris/AACA Real Estate Income Fund
6.	Altegris GSA Trend Strategy Fund
7.	Altegris Managed Futures Strategy Fund
8.	Altegris Multi-Strategy Alternative Fund
9.	Altegris Futures Evolution Strategy Fund
10.	Ascendant Deep Value Convertibles Fund
11.	Ascendant Tactical Yield Fund
12.	Astor Dynamic Allocation Fund
13.	Astor Macro Alternative Fund
14.	Astor Sector Allocation Fund
15.	Athena Value Fund
16.	Beech Hill Total Return Fund
17.	Biondo Focus Fund
18.	Biondo Growth Fund
19.	BTS Tactical Fixed Income Fund
20.	BTS Managed Income Fund
21.	Chadwick & D’Amato Fund
22.	Changing Parameters Fund
23.	CMG Mauldin Solutions Core Fund
24.	CMG Tactical All Asset Strategy Fund
25.	CMG Tactical Bond Fund
26.	Deer Park Total Return Credit Fund
27.	Eagle MLP Strategy Fund
28.	Equinox MutualHedge Futures Strategy Fund
29.	FX Strategy Fund
30.	Grant Park Absolute Return Fund
31.	Grant Park Fixed Income Fund
32.	Grant Park Multi-Alternative Strategies Fund
33.	KCM Macro Trends Fund
34.	Ladenburg Income Fund
35.	Ladenburg Income & Growth Fund
36.	Ladenburg Growth & Income Fund
37.	Ladenburg Growth Fund
38.	Ladenburg Aggressive Growth Fund
39.	Leader Floating Rate Fund
40.	Leader Short Duration Bond Fund
41.	Leader Total Return Fund
42.	Navigator Equity Hedged Fund
43.	Navigator Duration Neutral Bond Fund

44.	Navigator Sentry Managed Volatility Fund
45.	Navigator Tactical Fixed Income Fund
46.	PSI All Asset Fund
47.	PSI Total Return Fund
48.	PSI Strategic Growth Fund
49.	PSI Tactical Growth Fund
50.	PSI Opportunistic Fund
51.	Pacific Financial Tactical Fund
52.	Patriot Balanced Fund
53.	Patriot Fund
54.	Power Dividend Index Fund
55.	Power Income Fund
56.	Power Momentum Index Fund
57.	Power Dividend Mid-Cap Index Fund
58.	Power Floating Rate Index Fund
59.	Power Global Tactical Allocation/JAForlines Fund
60.	Princeton Long/Short Treasury Fund
61.	Princeton Premium Fund
62.	Probabilities Fund
63.	Probabilities Sector Rotation Fund
64.	Sierra Tactical All Asset Fund
65.	Sierra Strategic Income Fund
66.	Agility Shares Dynamic Tactical Income ETF
67.	Agility Shares Managed Risk Equity ETF
68.	RiskPro PFG Aggressive 30+ Fund
69.	RiskPro PFG 30+ Fund
70.	RiskPro 30+ Fund
71.	RiskPro Aggressive 30+ Fund
72.	RiskPro Dynamic 0-10 Fund
73.	RiskPro Dynamic 15-25 Fund
74.	RiskPro Dynamic 20-30 Fund
75.	RiskPro PFG Balanced 20-30 Fund
76.	RiskPro PFG Global 30+ Fund
77.	RiskPro PFG Equity 30+ Fund
78.	RiskPro Tactical 0-30 Fund
79.	RiskPro PFG 0-15 Fund
80.	RiskPro Alternative 0-15 Fund
81.	Toews Tactical Defensive Alpha Fund
82.	Toews Tactical Income Fund
83.	Toews Tactical Monument Fund
84.	Toews Tactical Opportunity Fund
85.	Toews Tactical Oceana Fund
86.	Toews Tactical Growth Allocation Fund
87.	Toews Unconstrained Income Fund
88.	TransWestern Institutional Short Duration Government Bond Fund
89.	Zeo Strategic Income Fund